Calculation of Filing Fee Tables
S-8
Evercore Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, par value $0.01 per share	Other	5,000,000	$ 347.85	$ 1,739,250,000.00	0.0001381	$ 240,190.42
Total Offering Amounts:						$ 1,739,250,000.00		$ 240,190.42
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 240,190.42
Offering Note
[1]	(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"). The offering price and the registration fee are based on the average of the high and low prices of shares of Class A common stock, par value $0.01 per share, of Evercore Inc., as reported on the New York Stock Exchange on June 11, 2026. (2) Pursuant to Rule 416(a) under the Securities Act, the registration statement on Form S-8 (the "Registration Statement") to which this exhibit relates shall also cover any additional shares of the common stock, $0.01 par value (the "Common Stock"), of Evercore Inc. (the "Registrant") that become issuable with respect to the securities identified in the above table, by reason of any stock dividend, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments effected without receipt of consideration that increases the number of outstanding shares of Common Stock. (3) Represents shares of Common Stock subject to issuance in connection with the Fourth Amended and Restated 2016 Evercore Inc. Stock Incentive Plan (the "Fourth Amended 2016 Plan"). (4) Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Fourth Amended and Restated Evercore 2016 plan. In accordance with Rule 457(h)(2) under the Securities Act, no separate fee calculation is required for such interests.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources